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                                                            Exhibit 99(c)

                            S T A T E   O F   M I C H I G A N

                      BEFORE THE MICHIGAN PUBLIC SERVICE COMMISSION

                                         * * * * *

                                    NOTICE OF HEARING
                                   FOR THE CUSTOMERS OF

                                 CONSUMERS ENERGY COMPANY
                                     CASE NO. U-12505

* Consumers Energy Company may issue securitization bonds of approximately $500,000,000 if the Michigan Public Service Commission approves its request.

* CUSTOMERS WILL SEE NO INCREASE IN THEIR MONTHLY BILLS AS A RESULT OF COMMISSION APPROVAL OF THIS REQUEST.

* The information below describes how a person may participate in this case.

* You may call or write Consumers Energy Company, 212 West Michigan Avenue, Jackson, Michigan 49201, 517.788.0224 for a free copy of its application. Any person may review the application at Consumers' offices.

*      The public hearing in this matter will be held:

                 DATE:              July 17, 2000
                                    This hearing will be a prehearing
                                    conference.

                 TIME:              9:00 a.m.

                 LOCATION:          Michigan Public Service Commission
                                    6545 Mercantile Way, Suite 7
                                    Lansing, Michigan

                 PARTICIPATION:     Any interested person may attend and
                                    participate.  Persons with disabilities
                                    needing help to effectively participate
                                    should call the Commission's Executive
                                    Secretary at 517. 241.6160 or 800.292.9555 a
                                    week in advance to request mobility, visual, hearing or other assistance.

       The Michigan Public Service Commission (Commission) will hold a public hearing to consider Consumers Energy Company's (Consumers) July 5, 2000 application requesting authorization for the securitization of certain of Consumers' regulatory assets and other qualified costs as defined in 2000 PA 142 (Act 142). Act 142 requires the Commission to, among other things, determine whether Consumers should be permitted to reduce its debt and/or equity capitalization through securitization. The application also requests the Commission to consider and decide what other relief, if any, should be authorized for Consumers to implement securitization.

       Further, the application states that if the Commission approves the application as filed, the company (1) will be permitted to securitize approximately $470,000,000 of its regulatory assets and other qualified costs estimated to be $30,000,000; (2) will use proceeds from securitization for the purposes set forth in 2000 Public Acts 141 and 142, including costs to issue, service and support the securitization bonds, and to retire Consumers' debt and/or equity; and (3) will collect securitization charges from its customers, as mandated by Act 142.

       Act 142 requires this proceeding to be concluded 90 days from the date of the application. To meet this requirement, the proceeding will follow the schedule below:

       July 5, 2000            Filing of application, testimony and exhibits
       July 5, 2000            Discovery begins
       July 14, 2000           Interventions due
       July 17, 2000           Prehearing conference
       August 2, 2000          Prefiled testimony and exhibits due from all
                               parties
       August 9, 2000          Prefiled rebuttal testimony and exhibits due from
                               Consumers for filings made on August 2nd and from
                               other parties of each other
       August 14-18, 2000      Cross-examination of all prefiled testimony
       August 30, 2000         Simultaneous initial briefs due
       September 6, 2000       Simultaneous reply briefs due
       No later than
       October 3, 2000         Commission order


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       The Commission has selected this case for participation in its
Electronic Filings program. All documents filed in this case must be submitted in both paper and electronic versions. An original and four paper copies and an electronic copy in the portable document format (PDF) should be filed with the Commission. Requirements for filing electronic documents can be found in the Commission's Electronic Filings Users Manual at: http://ermisbbs.cis.state.mi.us/efile/usersmanual.pdf. Contact
Commission Staff at 800.292.9555, 517.241.6170 or by E-mail at efile@ermisbbs.cis.state.mi.us PRIOR TO FILING TO OBTAIN ACCESS PRIVILEGES AND WITH ANY QUESTIONS.

       Any person wishing to intervene and become a party to the case shall file an original and four paper copies and an electronic copy in the portable document format (PDF) of a petition to intervene with this Commission by July 14, 2000. The proof of service shall indicate service upon Consumers at Consumers Energy Company, Legal Department, 212 W. Michigan Avenue, Jackson, Michigan 49201.

       A member of the public who wishes to make a statement of position without becoming a party to the case may participate by filing an appearance. To file the appearance, you must attend the hearing and advise the presiding administrative law judge of your wish to make a statement of position.

       A copy of Consumers' request may also be reviewed at the office of the Commission's Executive Secretary, 6545 Mercantile Way, Lansing, Michigan, and at the office of Consumers Energy Company, 212 West Michigan, Jackson, Michigan. For more information on how to participate in a case, you may contact the Commission at the above address or by telephone at 517.241.6170 or 800.292.9555.

       The Commission has jurisdiction pursuant to 1909 PA 106, as amended, MCL 460.551 et seq.; MSA 22.151 et seq.; 1919 PA 419, as amended, MCL
460.51 et seq.; MSA 22.1 et seq.; 1939 PA 3, as amended, MCL 460.1 et seq.; MSA 22.13(1) et seq.; 1969 PA 306, as amended, MCL 24.201 et seq.; MSA 3.560(101) et seq.; 2000 PA 141; 2000 PA 142; and the
Commission's Rules of Practice and Procedure, as amended, 1992 AACS,
R 460.17101 et seq.

July 3, 2000
Lansing, Michigan